As filed with the Securities and Exchange Commission on August 31, 2007
Registration No. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Parallel Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-1971716 (I.R.S. employer identification no.)

1004 N. Big Spring, Suite 400 Midland, Texas 79701 (Address of principal executive offices)	79701 (Zip code)
Parallel Petroleum Corporation Employee Stock Option Plan
(Full title of the plan)
Larry C. Oldham
Chief Executive Officer and President
1004 N. Big Spring, Suite 400
Midland, Texas 79701
(Name and address of agent for service)
432-684-3727
(Telephone number, including area code, of agent for service)
Copy to:
Thomas W. Ortloff
Lynch, Chappell & Alsup, P.C.
300 N. Marienfeld, Suite 700
Midland, Texas 79701
(432) 683-3351
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of Each Class		Maximum	Maximum	Amount of
of Securities To Be	Amount to be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share(1)	Offering Price	Fee
Common Stock, $.01 par value (and associated Stock Purchase Rights)(2)	200,000 (3)	$16.98	$3,396,000	$104.26

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low sales prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on August 27, 2007, within five business days prior to filing.

(2)	Prior to the occurrence of certain events, the Stock Purchase Rights will not be evidenced separately from the Common Stock.

(3)	In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant’s Common Stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction, as provided by the Registrant’s Employee Stock Option Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of the introductory Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by Parallel Petroleum Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the Commission on February 28, 2007;

(2)	The Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2006, as filed with the Commission on July 12, 2007;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, as filed with the Commission on May 9, 2007;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, as filed with the Commission on August 8, 2007;

(5)	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 26, 2007; February 14, 2007; March 5, 2007; July 2, 2007; July 19, 2007; July 26, 2007; and August 1, 2007;

(6)	All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2006;

(7)	The description of Registrant’s securities sections (Item 1 and Item 3) from the Registrant’s registration of securities on Form 8-A, dated December 18, 1980, as amended by Amendment No. 1 on Form 8, dated January 30, 1981, as further amended by Amendment No. 2 on Form 8, dated January 14, 1993, pursuant to Section 12(g) of the Exchange Act, and any subsequently filed amendments or reports filed for the purpose of updating such description;

(8)	The description of Registrant’s securities section (Item 1) from the Registrant’s registration of securities on Form 8-A, dated October 9, 2000, pursuant to Section 12(g) of the Exchange Act; and

(9)	The description of Registrant’s share capital contained in its Current Report on Form 8-K dated January 29, 2004, as filed with the Commission on January 30, 2004.
     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 5. Interests of Named Experts and Counsel
     The validity of the issuance of the Common Stock issuable upon exercise of stock options granted under the Registrant’s Employee Stock Option Plan has been passed upon for the Registrant by Lynch, Chappell & Alsup, a Professional Corporation, Midland, Texas. Thomas W. Ortloff, a shareholder in the firm of Lynch, Chappell & Alsup, is the Secretary of the Registrant.
Item 6. Indemnification of Directors and Officers
     Parallel’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), in accordance with Section 102(b)(7) of the General Corporation Law of the State of Delaware (“Delaware Code”), provides that no director of Parallel will be personally liable to Parallel or any of its stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the Delaware Code nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to Parallel or its stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.
     The Bylaws of Parallel (“Bylaws”) provide that Parallel shall indemnify its directors and officers and former directors and officers to the fullest extent permitted by law. Pursuant to the provisions of Section 145 of the Delaware Code, Parallel has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Parallel) by reason of the fact that he is or was a director, officer, employee, or agent of Parallel, or is or was serving at the request of Parallel as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding. The power to indemnify applies only if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of Parallel and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     The power to indemnify applies to actions brought by or in the right of Parallel to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against such expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he acted under similar standards, except that in such actions no indemnification shall be made in the event of any adjudication of liability unless and only to the extent that the Court of Chancery or court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification.
     To the extent a present or former director or officer of Parallel has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
     The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.
     Article X, Section 10.2 of Parallel’s Bylaws provides that Parallel has the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of Parallel or is or was serving at the request of Parallel as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not Parallel would have the power to indemnify such person against such liability. Even though Parallel maintains directors and officers liability insurance, the indemnification provisions contained in the Certificate of Incorporation of Parallel would remain in place and such provisions will affect not only Parallel, but its stockholders as well.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Parallel pursuant to the foregoing provisions, Parallel has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
     The Registrant maintains directors’ and officers’ reimbursement and liability insurance in the amount of $ 65,000,000. The risks covered by the policy include certain liabilities under the securities laws.

Item 8. Exhibits

Exhibit No.	Description

*5	Opinion of Lynch, Chappell & Alsup, a Professional Corporation

*23.1	Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

*23.2	Consent of BDO Seidman, LLP

*23.3	Consent of Cawley, Gillespie & Associates, Inc.

*24	Power of Attorney contained on Page S-2 hereof

*Filed herewith

Item 9. Undertakings
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, uneforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the

Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on the 30th day of August, 2007.

PARALLEL PETROLEUM CORPORATION
By:	/s/ Larry C. Oldham
Larry C. Oldham
Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry C. Oldham and Steven D. Foster, and each of them, either one of whom may act without joinder of the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry C. Oldham	Chief Executive Officer,	August 30, 2007
Larry C. Oldham	President and Director
(Principal Executive Officer)

/s/ Steven D. Foster	Chief Financial Officer	August 30, 2007
Steven D. Foster	(Principal Accounting and
Principal Financial Officer)

/s/ Edward A. Nash	Director	August 30, 2007
Edward A. Nash

/s/ Martin B. Oring	Director	August 30, 2007
Martin B. Oring

Signature	Title	Date

	Director	August 30, 2007
Ray M. Poage

/s/ Jeffrey G. Shrader	Director	August 30, 2007
Jeffrey G. Shrader

EXHIBIT INDEX

Exhibit No.	Description

*5	Opinion of Lynch, Chappell & Alsup, a Professional Corporation

*23.1	Consent of Lynch, Chappell & Alsup, a Professional Corporation (contained in Exhibit No. 5)

*23.2	Consent of BDO Seidman, LLP

*23.3	Consent of Cawley, Gillespie & Associates, Inc.

*24	Power of Attorney contained on Page S-2 hereof

*Filed herewith.